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                                                                    Exhibit 10.5


                                          May 1, 1997


Mr. William J. Marrazzo
President - Chief Executive Officer
Roy F. Weston, Inc.
One Weston Way
West Chester, PA  19380-1499

            Re:   Stay Bonus

Dear Bill:

            Intending to be legally bound hereby, and in consideration of your continuation to provide services to Roy F. Weston, Inc., a Pennsylvania corporation (the "Company"), the Company agrees that it will pay to you (or, in the event of your death, your legal representatives) the sum of $50,000.00 under the following circumstances:

            1. You will be entitled to such payment on July 31, 1997, provided that you do not voluntarily terminate your employment with the Company before the 1997 Annual Meeting of the Company's Shareholders and do not, without the prior approval of the Company's board of directors, voluntarily terminate your employment thereafter and before July 31, 1997, for any reason whatsoever, including, without limitation the exercise by you of your right to give notice prior to such date of the termination of your employment under Section 4 of the Severance Agreement but your Employment Termination Date (as defined in the Severance Agreement) may not, without the prior approval of the Company's Board of Directors, be before July 31, 1997.

            2. You will be entitled to such payment on the date your employment terminates if the Company terminates your employment without "cause" (as the term "cause" is defined under the Severance Agreement).
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Mr. William J. Marrazzo
May 1, 1997
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            3. You will be entitled to such payment in the event of your death prior to July 31, 1997, within ten (10) business days after the date of your death.

            It is recognized that, following the 1997 Annual Meeting, your title may change and you may cease to be the President and Chief Executive Officer of the Company. While such a change in your role (as well as contemplated changes in the composition of the Company's Board of Directors) may grant to you rights under the Severance Agreement to a "good-reason resignation", your entitlement to a payment under this letter agreement shall exist only if you continue to be employed by the Company unless the termination of your employment after the 1997 Annual Meeting is approved by the Company's Board of Directors. It is understood that prior to July 31, 1997, the Company may not require you to undertake duties or responsibilities inconsistent with the duties and responsibilities of a senior executive of the Company and the Company may not change any aspect of the compensation and fringe benefits to which you are now entitled as the President and Chief Executive Officer of the Company. Without limiting the foregoing, it is understood that you have a three (3) week vacation planned in June for you and your family and your right to go on such vacation is herewith deemed to be consistent with the current fringe benefits to which you are entitled as a the President and Chief Executive Officer of the Company. If the Company breaches its obligations under this paragraph, it shall be deemed to have terminated you without cause and you shall be immediately entitled to the $50,000 payment.

            Nothing contained herein will preclude you and the Company agreeing on the terms under which you may serve as a consultant to the Company upon terms and conditions mutually satisfactory to you and the Company.
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Mr. William J. Marrazzo
May 1, 1997
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            This letter agreement is independent of the Company's and your respective rights and obligations under the Severance Agreement and the other agreements identified in the "Background" Section of the Severance Agreement and nothing contained herein shall adversely affect the Company's or your rights under the Severance Agreement or any such other agreement even if, by reason of your actions under the Severance Agreement, you make yourself ineligible under this letter agreement to receive the $50,000 payment in accordance with the terms and conditions hereof.

                                          Sincerely yours,

                                          Roy F. Weston, Inc.


                                          By:_______s/_____________
                                             Joseph Bordogna, Chairman

Accepted:



__________s/____________
William J. Marrazzo